SECOND AMENDMENT TO CREDIT AGREEMENT

     This Second Amendment to Credit Agreement (this "Amendment") is made as of this 30th day of June, 1997, by and among Watkins-Johnson Company, a California corporation (the "Borrower"), the Banks (each a "Bank" and collectively, the "Banks") named in the Credit Agreement referred to below, ABN AMRO Bank N.V., as letter of credit issuing bank (in such capacity, the "Issuing Bank"), and ABN AMRO Bank N.V., as Agent, (in such capacity, the "Agent").

                                    RECITALS

     A. The Borrower, the Banks, the Issuing Bank, and the Agent have executed that certain Credit Agreement dated as of November 30, 1995 as amended by that First Amendment to Credit Agreement dated as of March 7, 1997 (the "Credit Agreement").

     B. The Borrower has requested that the Banks, the Issuing Bank, and the Agent enter into this Amendment in order to make certain changes in the Credit Agreement and to reflect certain changes to the syndicate of Banks.

     C. Upon the terms and conditions appearing herein, the Banks, the Issuing Bank and the Agent have agreed to enter into this Amendment.

                                   AGREEMENT

     1. Amendments to Credit Agreement.

         1.1 With effect as from the "Transfer Date" (defined as the first Business Day after the Amendment Effective Date, as defined in Section 2 below),
Schedule 1 to the Credit Agreement is amended by replacing the existing Schedule 1 with the Schedule 1 attached hereto as Exhibit A. As of the Transfer Date, the Commitments of the Banks shall be deemed to be adjusted accordingly. If on the day preceding the Transfer Date the Effective Amount of Revolving Loans and L/C Obligations would exceed the Commitments as so adjusted, the Borrower shall upon the Transfer Date repay such excess together with interest accrued to the Transfer Date and any amounts required to be paid pursuant to Section 6.02 of the Credit Agreement. The reduction in the Commitments consequent upon this Amendment shall be permanent, and the Commitments may not be increased or otherwise reinstated.

         1.2 As from Transfer Date, The First National Bank of Boston (now known as BankBoston) ("BankBoston") shall cease to be a Bank for the purposes of the Credit Agreement and this Amendment. On the Transfer Date, BankBoston shall be deemed to have sold and assigned, without recourse, an amount (the "Transfer Amount") of the total

                                       1.

aggregate Loans and L/C Obligations outstanding on such date equal to its Commitment Percentage (as of the day preceding the Transfer Date) thereof. On the Transfer Date, each of the Banks identified in the first column of Exhibit A (each a "Continuing Bank") shall be deemed to have purchased such amount of BankBoston's Loans and L/C Obligations as may be necessary so that the aggregate outstanding Loans and L/C Obligations are held by the Continuing Banks in proportion to their Commitment Percentages as set forth on Exhibit A.

         1.3 Upon the Transfer Date, BankBoston shall be entitled to receive its share (determined in accordance with the Credit Agreement) of any accrued commitment and letter of credit fees for the period up to, but not including, the Transfer Date.

         1.4 By their execution of this Amendment, each of the Banks, the Agent, the Issuing Bank and the Borrower (notwithstanding any restrictions or conditions contained in the Credit Agreement) consents to the transactions described in Sections 1.1, 1.2 and 1.3 above; and the Agent waives the administrative transfer charge, to the extent that it is payable with respect to such transactions, pursuant to Section 13.09(b)(ii) of the Credit Agreement.

         1.5 Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

     "Agreement"   means  this  Credit   Agreement  as  it  may  be  amended  or
     supplemented from time to time.

     "Second Amendment Effective Date" means the Amendment Effective Date as defined in the Second Amendment to this Agreement.

         1.6 Section 1.01 of the Credit Agreement is hereby amended by amending the definition of "Final Maturity Date" to read, in its entirety, as follows:

     "Final Maturity Date" means June 29, 1998.

         1.7 Section 4.03(a) of the Credit Agreement is hereby amended to read, in its entirety, as follows:

         (a) Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion (taking into account outstanding Revolving Loans and outstanding L/C Obligations) of such Bank's Commitment as in effect from time to time from the Closing Date until the Final Maturity Date at the rate of:

         (i) for periods prior to the Second Amendment Effective Date, (A) 0.35% per annum, for any period when the Debt/EBITDA Ratio is greater than or equal to

                                       2.

         1.00 to 1.00 or (B) 0.25% per annum, for any period when the Debt/EBITDA Ratio is less than 1.00 to 1.00, and

         (ii) for periods on or after the Second Amendment Effective Date, 0.125% per annum in each case payable quarterly in arrears on the last Business Day of each calendar quarter in each year, commencing on the first such date after the Closing Date, and on the earlier of the date such Commitment is terminated hereunder or the Final Maturity Date.

     2. Effectiveness of Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth below on or before July 10, 1997, the provisions of Section 1 shall become effective on the date (the "Amendment Effective Date") which is the later of (i) July 1, 1997 and (ii) the date on which the last of the conditions is satisfied.

         (a) The Agent shall have received from each of the Borrower, the Issuing Bank and the Banks a duly executed original of this Amendment;

         (b) The Borrower shall have paid any commitment and letter of credit fees accrued up to the Amendment Effective Date in the manner provided for in
Section 5.01(a) of the Credit Agreement;

         (c) No Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or will be continuing after giving effect to the amendments to the Credit Agreement (and the Borrower shall have delivered to the Agent a certificate to that effect executed by a Responsible Officer of the Borrower);

         (d) Each of the  representations  and  warranties  set forth in Article
9.01 of the Credit Agreement shall be true and correct as of the Amendment Effective Date (and the Borrower shall have delivered to the Agent a certificate to that effect executed by a Responsible Officer of the Borrower); and

         (e) The Borrower shall have delivered to the Banks, at the Borrower's expense, an originally executed opinion of the Borrower's General Counsel dated the Amendment Effective Date concerning this Amendment in form and substance satisfactory to the Agent.

     If acceptable to the Agent, any of the above documents may be delivered to the Agent by facsimile with the original copy to follow by mail or courier. Upon the apparent satisfaction of the above conditions, the Agent will notify the Borrower and the Banks of such fact; provided, however that any failure by the Agent to provide such notice shall have no effect on the effectiveness of the amendments.

                                       3.

     3. Reservation of Rights. The Borrower acknowledges and agrees that neither the execution and delivery by the Banks of this Amendment shall be deemed to create a course of dealing or otherwise obligate the Agent or the Banks to forbear or to execute similar amendments or waivers under the same or similar circumstances in the future.

     4. Miscellaneous.

         4.1 Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto, and all references to the Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment.

         4.2 This Amendment shall be binding and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

         4.3 This Amendment shall be governed by and construed in accordance with the law of the State of California.

         4.4 This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one in the same agreement. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party hereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile-transmitted document purportedly bearing the signature of a Bank or the Borrower shall bind such Bank or the Borrower, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile-transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

         4.5 This Amendment, reflects the entire agreement among the Borrower, the Banks and the Agent with respect to the matters set forth herein and therein and supersedes any prior agreements, commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto.

         4.6 If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

         4.7 The Borrower covenants to pay to or reimburse the Agent, upon demand, for all costs and expenses reasonably incurred in connection with the preparation, negotiation, review, execution and delivery of this Amendment and the Disposal Documents.

                                       4.

         4.8 All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

                    [rest of page left intentionally blank]

                                       5.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

                                   THE BORROWER

                                   WATKINS-JOHNSON COMPANY

                                   By  /s/ W. Keith Kennedy
                                      ------------------------------------------
                                       Title: President and CEO

                                   By  /s/ Joan M. Varrone
                                      ------------------------------------------
                                       Title: Treasurer

                                   THE AGENT

                                   ABN AMRO BANK N.V.

                                   By /s/ Robin S. Yim
                                      ------------------------------------------
                                       Title: Group Vice President

                                   By /s/ Candace J. Hsu
                                      ------------------------------------------
                                       Title: Corporate Banking Officer

                                   THE BANKS

                                   ABN AMRO BANK N.V., as Bank and Issuing Bank

                                   By /s/ Robin S. Yim
                                      ------------------------------------------
                                       Title: Group Vice President

                                   By /s/ Candace J. Hsu
                                      ------------------------------------------
                                       Title: Corporate Banking Officer

                                       6.

                                   UNION BANK OF CALIFORNIA, N.A., successor in interest to Union Bank

                                   By /s/ Wade Schlueter
                                      ------------------------------------------
                                       Title: Vice President

                                   BANK BOSTON, N.A.

                                   By /s/ Maia D. Heymann
                                      ------------------------------------------
                                       Title: Vice President

                                   THE FIRST NATIONAL BANK OF MARYLAND

                                   By /s/ Andrew W. Fish
                                      ------------------------------------------
                                       Title: Vice President

                                   BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                   ASSOCIATION

                                   By /s/ Kevin M. McMahon
                                      ------------------------------------------
                                       Title: Managing Director

                                       7.

                                    EXHIBIT A
                     TO SECOND AMENDMENT TO CREDIT AGREEMENT

                         Schedule 1 to Credit Agreement
                     (Commitment and Commitment Percentages)

                                                                                                    Commitment
Bank                                                Commitment            L/C Commitment            Percentage
----                                                -----------           --------------            ----------
ABN AMRO Bank N.V.                                  $17,500,000            $ 7,000,000                 35.0%

Union Bank of California N.A.                       $12,500,000            $ 5,000,000                 25.0%

The First National Bank of Maryland                 $12,500,000            $ 5,000,000                 25.0%

Bank of America National Trust and Savings
Association                                         $ 7,500,000            $ 3,000,000                 15.0%
                                                    -----------            -----------                -----
TOTALS                                              $50,000,000            $20,000,000                100.0%